UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2012

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 13, 2012, Visa Inc. (the “Company”); its wholly owned subsidiaries Visa U.S.A. Inc. (“Visa USA”) and Visa International Service Association; MasterCard Incorporated; MasterCard International Incorporated; various U.S. financial institution defendants; and the Class Plaintiffs (as defined below) signed a memorandum of understanding (the “MOU”) which, subject to certain conditions described below, obligates the parties to enter into a settlement agreement in the form attached to the MOU (together with the MOU, the “Settlement Agreement”) to resolve the claims of the class plaintiffs (the “Class Plaintiffs”) in the matter styled In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, No. 05-MD-1720 (JG) (JO) (the “Multi-District Litigation”). The claims originally were brought by a class of U.S. retailers in 2005.

The settlement agreement for the Class Plaintiffs includes, among other terms:

•

A comprehensive release from participating class members for liability arising out of claims asserted in the litigation, and a further release to protect against future litigation regarding interchange and the other U.S. rules at issue in the Multi-District Litigation.

•

Settlement payments from all defendants in the amount of approximately $6.05 billion, with the Company’s share of the settlement representing approximately $4 billion. The Company’s share will be paid from the previously funded litigation escrow account established pursuant to the Company’s retrospective responsibility plan (the “Retrospective Responsibility Plan”). More information on the Retrospective Responsibility Plan is available in Company’s filings with the Securities and Exchange Commission.

•

Distribution to class merchants of an amount equal to 10 basis points of default interchange across all credit rate categories for a period of eight consecutive months, which otherwise would have been paid to issuers and which effectively reduces credit interchange for that period of time. This effective reduction will be distributed by a process designed to ensure that all class retailers, large and small, are able to receive the reduction. The eight month period for the reduction would begin within 60 days after completion of the court-ordered period during which individual class members may opt out of this settlement, or approximately mid-2013.

•

Modifications to the Company’s rules to permit retailers to impose a surcharge on credit transactions subject to a cap and a level playing field with other general purpose card competitors. The rule changes on surcharging likely will be implemented in early 2013.

•

Agreement that the Company will meet with merchant buying groups that seek to negotiate interchange rates collectively (e.g. independent drug stores). The Company retains discretion to accept or reject a proposal based on whether the Company believes it is commercially reasonable.

A final settlement agreement is subject to conditions, including (a) requisite corporate approvals, (b) reaching agreement on certain appendices to the Settlement Agreement regarding class notice, claims, and other procedures, (c) reaching negotiated settlements with the individual plaintiffs whose claims were consolidated with the Multi-District Litigation for pre-trial proceedings (the “Individual Plaintiffs’), and (d) court approval. There can be no assurances that negotiated settlements can be reached with the Individual Plaintiffs or that the other conditions will be satisfied. A copy of the Settlement Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, and this description is qualified entirely by reference to the Settlement Agreement.

Item 8.01	Other Events.

The Company and the Individual Plaintiffs in the Multi-District Litigation have reached an agreement in principle to resolve the Individual Plaintiffs claims against the Company. The agreement in principle must be reduced to a written settlement agreement that is agreeable to all parties, and that settlement agreement will be subject to customary conditions, including all requisite corporate approvals. Until this agreement in principle is reduced to a written settlement agreement and the appropriate conditions are satisfied, no assurance can be provided that the Company will be able to resolve the Individual Plaintiffs claims as contemplated by the agreement in principle.

For the quarter ending June 30, 2012, the Company intends to record a litigation charge of approximately $4.1 billion, which will increase its total FAS 5 reserve for the litigation covered by the Retrospective Responsibility Plan from $285 million to approximately $4.4 billion, to reflect the Class Plaintiffs Settlement Agreement and management’s current estimate to resolve the Individual Plaintiffs’ claims.

As previously disclosed, on February 7, 2011, the Company entered into the Omnibus Agreement Regarding Interchange Litigation Judgment Sharing and Settlement Sharing, among the Company, Visa U.S.A., Visa International, MasterCard Incorporated, MasterCard International Incorporated and various financial institutions (the “Omnibus Agreement”). A summary of the Omnibus Agreement is contained in the Company’s Current Report on Form 8-K dated February 7, 2012. A copy of that agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K.

On July 13, 2012, the Company issued a media release announcing that it had entered into the MOU with the Class Plaintiffs and reached agreement in principle with the Individual Plaintiffs. A copy of the media release is attached as Exhibit 99.1 to this Current Report on Form 8-K. All information in the media release is furnished but not filed.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements can be identified by the terms “will,” “intend,” “subject to” and similar references to the future. Examples of such forward-looking statements include, but are not limited to, statements we make about the settlements in the Multi-District Litigation with the Class Plaintiffs and the Individual Plaintiffs and our litigation reserves. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are neither statements of historical fact nor guarantees of future performance and (iii) are subject to risks, uncertainties, assumptions and changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements because of a variety of factors, including our failure to satisfy the conditions necessary to make the settlements effective and the other factors discussed in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission. You should not place undue reliance on such statements. Unless required to do so by law, we do not intend to update or revise any forward-looking statement because of new information or future developments or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Memorandum of Understanding, dated July 13, 2012, among Visa Inc., Visa U.S.A. Inc., Visa International, MasterCard Incorporated, MasterCard International Incorporated, various U.S. financial institution defendants, and the class plaintiffs to enter into a settlement agreement to resolve the class plaintiffs’ claims in the matter styled In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, No. 05-MD-1720 (JG) (JO)

10.2	Omnibus Agreement Regarding Interchange Litigation Judgment Sharing and Settlement Sharing, dated as of February 7, 2011, among Visa Inc., Visa U.S.A. Inc., Visa International, MasterCard Incorporated, MasterCard International Incorporated, and various financial institutions

99.1	Media Release issued by Visa Inc., dated July 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date: July 13, 2012

	By:	/s/ Byron H. Pollitt
Byron H. Pollitt
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Memorandum of Understanding, dated July 13, 2012, among Visa Inc., Visa U.S.A. Inc., Visa International, MasterCard Incorporated, MasterCard International Incorporated, various U.S. financial institution defendants, and the class plaintiffs to enter into a settlement agreement to resolve the class plaintiffs’ claims in the matter styled In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, No. 05-MD-1720 (JG) (JO)

10.2	Omnibus Agreement Regarding Interchange Litigation Judgment Sharing and Settlement Sharing, dated as of February 7, 2011, among Visa Inc., Visa U.S.A. Inc., Visa International, MasterCard Incorporated, MasterCard International Incorporated, and various financial institutions

99.1	Media Release issued by Visa Inc., dated July 13, 2012